Exhibit 99.1

Snap Interactive Announces Appointment of New Director

NEW YORK, May 27, 2015. Snap Interactive, Inc. ("SNAP" or the "Company") (OTCQB: STVI), today announced that the Company’s Board of Directors (the “Board”) appointed Steven Fox DDS to fill a newly created vacancy on the Board, effective May 22, 2015. Dr. Fox is the first independent director appointed to the Company’s Board.

Dr. Fox serves as the Chairman of the Board of The Rebel Group Inc., a private import and export company. Dr. Fox is a practicing dentist located in New York City, a fellow in the American College of Dentistry and a fellow in the International College of Dentistry. He is a former faculty member of the Harvard University School of Dental Medicine, New York University and a former officer of Harvard University. From 1992 until 2000, Dr. Fox served as the founder, Chief Executive Officer and Chairman of the Board of Directors of Enamelon, Inc., a publicly traded oral care product company. Dr. Fox received the Ernst and Young Entrepreneur of the Year award in 1999.

SNAP's Chief Executive Officer, Clifford Lerner, commented, "We are very excited to appoint Dr. Fox as a new independent director. Dr. Fox has valuable experience founding and managing the growth of an emerging public company. We believe that his entrepreneurial experience will provide valuable insight as we seek to expand our business by growing the AYI user community and building a recognizable brand for The Grade.”

SNAP’s Chief Financial Officer and Chief Operating Officer, Alex Harrington, commented, “Appointing an independent director helps achieve a short-term objective for the Company, and going forward we intend to institute corporate governance standards in compliance with national exchange listing requirements. Together with our recent financing, we believe that our new Board will help us execute on our business objectives.”

Investor Relations Contact:

IR@snap-interactive.com

PR Contact:

Adam Handelsman
adam@specopscomm.com
212-518-7721

About Snap Interactive, Inc.

Snap Interactive, Inc. develops, owns and operates dating applications for social networking websites and mobile platforms. The Grade is a mobile dating application catering to high quality singles. SNAP's flagship brand, AYI.com is a multi-platform online dating site with over one million active users. For more information, please visit http://www.snap-interactive.com/.

The contents of our websites are not part of this press release, and you should not consider the contents of these websites in making an investment decision with respect to our common stock.

Facebook® is a registered trademark of Facebook Inc. Apple® and iPhone® are registered trademarks of Apple Inc. and App StoreSM is a registered service mark of Apple Inc. Android® is a registered trademark of Google Inc. The Grade is a trademark and AYI.com® is a registered trademark of Snap Interactive, Inc.

Forward-Looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with general economic, industry and market sector conditions; the Company’s ability to institute corporate governance standards or achieve or maintain compliance with national exchange listing requirements; the Company's future growth; the ability to increase or recognize revenue, decrease expenses and increase the number of active subscribers, new subscription transactions or monthly active users; the ability to enter into new advertising agreements; the ability to diversify new user acquisition channels or improve the conversion of users to paid subscribers; the ability to anticipate and respond to changing user and industry trends and preferences; the intense competition in the online dating marketplace; the ability to release new applications or derive revenue from new applications; and circumstances that could disrupt the functioning of the Company's applications. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (“SEC”), including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.